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CONTACT:	Rodney Young Chief Financial Officer (510) 456-4128

STEMCELLS, INC. ANNOUNCES WORLD’S FIRST NEURAL STEM CELL TRANSPLANT IN SPINAL CORD INJURY
PATIENT

NEWARK, Calif., September 22, 2011 – StemCells, Inc. (NASDAQ: STEM) announced today that the first patient in the Company’s breakthrough Phase I/II clinical trial in chronic spinal cord injury was successfully transplanted with the Company’s proprietary HuCNS-SC® adult neural stem cells. The stem cells were administered yesterday at Balgrist University Hospital, University of Zurich, a world leading medical center for spinal cord injury and rehabilitation. The transplant surgery was performed by a team of surgeons led by Dr. Raphael Guzman, a visiting staff neurosurgeon also on faculty at Department of Neurosurgery, Stanford University, and Dr. K. Min, an orthopedic surgeon at Balgrist University Hospital.

“I am pleased to be a part of this innovative clinical trial designed to help us assess the safety and potential efficacy of HuCNS-SC stem cells for spinal cord injury,” explains Dr. Armin Curt, Principal Investigator. “The preclinical data underlying this trial provided compelling rationale to conduct a study of this nature in spinal cord-injured patients.” StemCells, Inc. has published numerous preclinical studies demonstrating the therapeutic potential of the Company’s human neural stem cells for the treatment of acute and chronic spinal cord injury. These studies were conducted in close collaboration with Drs. Aileen Anderson and Brian Cummings of the University of California, Irvine.

The first patient transplanted in the trial, a 23-year-old German man, suffered a spinal cord injury in an automobile accident in April of this year. He sustained a complete loss of sensation and mobility from the waist down. When asked about his decision to enroll in this leading-edge study, he said “This terrible injury crossed out almost all my life plans, and has led me to an unexpected path. Participating in this clinical trial not only gives me a sense of hope, but it also helps move this important research forward.”

“With this first patient enrolled and dosed, we remain on track to meet our goal of treating the first cohort of patients by the end of this year,” said Stephen Huhn MD, FACS, FAAP, Vice President and Head of the CNS Program at StemCells, Inc. “While the trial’s first cohort will consist of patients with the most severe, complete injury, the second and third cohorts will progress to patients with less severe, incomplete injury. This unique trial design will allow us to evaluate the potential of our HuCNS-SC cells as a treatment for a broad spectrum of spinal cord injury patients. Even a small improvement could have a marked impact on quality of life for the millions of people who suffer from this debilitating condition.”

About the Clinical Trial

The Phase I/II clinical trial of StemCells, Inc.’s HuCNS-SC purified human adult neural stem cells is designed to assess both safety and preliminary efficacy. Twelve patients with thoracic (chest-level) neurological injuries at the T2-T11 level are planned for enrollment. The first three patients will all have injuries classified as ASIA A, in which there is no apparent neurological function below the injury level, the most severe level identified by the American Spinal Injury Association (ASIA) Impairment Scale. The second and third cohorts will be patients classified as ASIA B and ASIA C, those with less severe injury, in which there is some preservation of sensory or motor function. In addition to assessing safety, the trial will assess preliminary efficacy based on defined clinical endpoints, such as changes in sensation, motor and bowel/bladder function.

All patients will receive HuCNS-SC cells through direct transplantation into the spinal cord and will be temporarily immunosuppressed. Patients will be evaluated regularly in the post-transplant period in order to monitor and assess the safety of the HuCNS-SC cells, the surgery and the immunosuppression, as well as to measure any recovery of neurological function below the injury site. The Company intends to follow the effects of this therapy long-term, and a separate 4-year observational study will be initiated at the conclusion of this trial.

For information on patient enrollment, interested parties may contact the study nurse either by phone at +41 44 386 39 01, or by email at stemcells.pz@balgrist.ch.

Additional information about the Company’s spinal cord injury program can be found on the StemCells, Inc. website at http://www.stemcellsinc.com/Therapeutic-Programs/Clinical-Trials.htm and at http://www.stemcellsinc.com/Therapeutic-Programs/Spinal-Cord-Injury.htm, including video interviews with Company executives and independent collaborators.

About Chronic Spinal Cord Injury

According to a study reported by the Christopher and Dana Reeve Foundation, nearly 1.3 million people in the United States are estimated to be living with chronic spinal cord injury. The chronic phase of spinal cord injury is considered to begin when inflammation has stabilized and recovery has reached a plateau, which is typically several months following injury. Currently, there are no effective treatment options for patients with chronic spinal cord injury, and treatment approaches have generally targeted the acute and sub-acute time points, which are within hours or days of injury. Given the unmet need in chronic spinal cord injury, restoring some degree of function for patients at time points beyond the acute phase could have a transformative impact on the field. StemCells hopes to address a broad population of spinal cord-injured patients by opening the window of opportunity for therapeutic intervention well after the acute injury and targeting a wide range of injury levels and degrees of impairment.

About Balgrist University Hospital

Balgrist University Hospital, University of Zurich is recognized worldwide as a highly specialized center of excellence providing examination, treatment and rehabilitation opportunities to patients with serious musculoskeletal conditions. The clinic owes its leading international reputation to its unique combination of specialized medical services. The hospital’s carefully-balanced, interdisciplinary network brings together under one roof medical specialties including orthopedics, paraplegiology, radiology, anesthesiology, rheumatology, and physical medicine. More information about Balgrist University Hospital is available at www.balgrist.ch.

About StemCells, Inc.

StemCells, Inc. is engaged in the research, development, and commercialization of cell-based therapeutics and tools for use in stem cell-based research and drug discovery. The Company’s lead therapeutic product candidate, HuCNS-SC® cells (purified human neural stem cells), is currently in development as a potential treatment for a broad range of central nervous system disorders. Clinical trials are currently underway in spinal cord injury and in Pelizaeus-Merzbacher disease (PMD), a fatal myelination disorder in children. In addition, the Company plans to file an IND by year-end 2011 to initiate a clinical trial of HuCNS-SC cells in the dry form of age-related macular degeneration, and is also pursuing preclinical studies of its HuCNS-SC cells in Alzheimer’s disease and stroke. StemCells also markets stem cell research products including media and reagents, under the SC Proven® brand, and is developing stem cell-based assay platforms for use in pharmaceutical research, drug discovery and drug development. Further information about StemCells is available at http://www.stemcellsinc.com.

Apart from statements of historical fact, the text of this press release constitutes forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, statements regarding the prospect of retaining continued authorization to conduct a clinical trial in Switzerland in chronic spinal cord injury; the prospect and timing associated with enrolling the first cohort of patients with complete injury in 2011, and then transitioning to patients with incomplete injuries thereafter; the potential of the Company’s HuCNS-SC product candidate to restore lost motor function; the potential of the Company’s HuCNS-SC cells to treat spinal cord injury and other central nervous system disorders; and the future business operations of the Company, including its ability to conduct clinical trials as well as its other research and product development efforts. These forward-looking statements speak only as of the date of this news release. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which the Company is subject, including the fact that additional trials will be required to demonstrate the safety and efficacy of the Company’s HuCNS-SC cells for the treatment of any disease or disorder; uncertainty as to whether the FDA or other applicable regulatory agencies will permit the Company to continue clinical testing in PMD, spinal cord injury or in future clinical trials of proposed therapies for other diseases or conditions given the novel and unproven nature of the Company’s technologies; uncertainties regarding the ability of preclinical research, including research in animal models, to accurately predict success or failure in clinical trials; uncertainties regarding the Company’s ability to recruit the patients required to conduct this clinical trial or to obtain meaningful results; uncertainties regarding the Company’s ability to obtain the increased capital resources needed to continue its current and planned research and development operations; uncertainty as to whether HuCNS-SC and any products that may be generated in the future in the Company’s cell-based programs will prove safe and clinically effective and not cause tumors or other adverse side effects; uncertainties regarding the Company’s ability to commercialize a therapeutic product and its ability to successfully compete with other products on the market; and other factors that are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and in its subsequent reports on Form 10-Q and Form 8-K.

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